Exhibit 99.1

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IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION
ENTERED
12/21/2018

§
In re:	§	Chapter 11
§
GASTAR EXPLORATION INC., et al.,[1]	§	Case No. 18-36057 (MI)
§
Debtors.	§	(Jointly Administered)
§

AMENDED ORDER APPROVING THE DEBTORS’

DISCLOSURE STATEMENT FOR, AND CONFIRMING,

THE DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN

The above-captioned debtors (collectively, the “Debtors”) having:

a.

distributed, on or about October 26, 2018 (i) the Debtors’ Joint Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 30] (as modified, amended, or supplemented from time to time, the “Plan”), (ii) the Disclosure Statement for the Debtors’ Joint Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 29] (the “Disclosure Statement”), and (iii) ballots for voting on the Plan to holders of Claims[2] entitled to vote on the Plan, namely holders of Class 3 Hedge Party Claims, Class 4 Statutory Lien Claims, Class 5 Term Loan Claims, and Class 6 Senior Lien Notes Claims, in accordance with the terms of title 11 of the United States Code, 11 U.S.C. §§ 101-1532. (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”);

b.	commenced, on October 31, 2018 (the “Petition Date”), these chapter 11 cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code;

c.	filed, on October 31, 2018, the Plan and the Disclosure Statement;

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Gastar Exploration Inc. (1640), and Northwest Property Ventures LLC (8685). The location of the Debtors’ service address is: 1331 Lamar Street, Suite 650, Houston, Texas 77010.

[2]

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan, the Disclosure Statement, or the Bankruptcy Code (as defined herein), as applicable. The rules of interpretation set forth in Article II.B of the Plan apply.

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d.

filed, on October 31, 2018, the Debtors’ Emergency Motion for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Establishing a Plan and Disclosure Statement Objection Deadline and Related Procedures, (III) Approving the Solicitation Procedures, (IV) Approving the Confirmation Hearing Notice, and (V) Waiving the Requirements That the U.S. Trustee Convene a Meeting of Creditors and the Debtors File Schedules and SOFAs [Docket No. 34] (the “Scheduling Motion”);

e.

filed, on October 31, 2018, the Certification and Declaration of Claims, Noticing, and Solicitation Agent Regarding Solicitation and Tabulation of Votes in Connection with the Debtors’ Joint Prepackaged Plan of Reorganization [Docket No. 36], which detailed the results of the Plan voting process (the “Final Voting Report”);

f.

filed, on October 31, 2018, the Declaration of Michael A. Gerlich, Chief Financial Officer and Senior Vice President of Gastar Exploration Inc., in Support of Chapter 11 Petitions and First Day Motions [Docket No. 15] and the Declaration of Kevin M. Cofsky, Partner of Perella Weinberg Partners LP, in Support of Chapter 11 Petitions and First Day Motions [Docket No. 16] (collectively, the “First Day Declarations”), detailing the facts and circumstances of these chapter 11 cases;

g.

filed, on November 15, 2018, the Notice of (I) Commencement of Prepackaged Chapter 11 Bankruptcy Cases, (II) Combined Hearing on the Disclosure Statement, Confirmation of the Joint Prepackaged Chapter 11 Plan, and Related Matters, and (III) Objection Deadlines, and Summary of the Debtors’ Joint Prepackaged Chapter 11 Plan [Docket No. 179] (the “Confirmation Hearing Notice”), which contained notice of the commencement of these chapter 11 cases, the date and time set for the hearing to consider approval of the Disclosure Statement and Confirmation of the Plan (the “Confirmation Hearing”), and the deadline for filing objections to the Plan and the Disclosure Statement;

h.	filed, on November 19, 2018, the Affidavit of Service of the Confirmation Hearing Notice [Docket No. 191] (the “Confirmation Hearing Notice Affidavit”);

i.

published, on November 20, 2018, in the Wall Street Journal (National Edition), as evidenced by the Affidavit of Publication of the Notice of Hearing to Consider Confirmation of the Chapter 11 Plan filed by the Debtors and Related Voting and Objection Deadlines in the Wall Street Journal [Docket No. 236], (together with the Confirmation Hearing Notice Affidavit (as defined below), the “Affidavits”), the Confirmation Hearing Notice, consistent with the Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Establishing a Plan and Disclosure Statement Objection Deadline and Related Procedures, (III) Approving the Confirmation Hearing Notice, and (IV) Contingently Shortening the Notice Requirements Related Thereto [Docket No. 168] (the “Scheduling Order”);

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j.

filed, on December 13, 2018, the Plan Supplement for the Debtors’ Joint Chapter 11 Plan of Reorganization of Gastar Exploration Inc. and Northwest Property Ventures LLC [Docket No. 240] (as modified, amended, or supplemented from time to time, the “Original Plan Supplement” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);

k.

filed, on December 19, 2018, the Amended Plan Supplement (the “Amended Plan Supplement”; together with the Original Plan Supplement, the “Plan Supplement”; and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);

l.

filed, on December 19, 2018, the Memorandum of Law of Gastar Exploration Inc., et al., in Support of an Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Joint Prepackaged Plan (as modified) of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 262] (the “Confirmation Brief”);

m.

filed on December 19, 2018, the (i) the Declaration of Michael A. Gerlich, Chief Financial Officer of Gastar Exploration Inc., in Support of Debtors’ Plan of Reorganization [Docket No. 264] (the “Gerlich Declaration”); (ii) the Declaration of Kevin Cofsky in Support of in Support of Debtors’ Plan of Reorganization [Docket No. 266] (the “Cofsky Declaration”); and (iii) the Declaration of Harry F. Quarls, Independent Member of the Debtors’ Board of Directors, in Support of Debtors’ Plan of Reorganization [Docket No. 265] (the “Quarls Declaration,” and together with the Gerlich Declaration and the Cofsky Declaration, the “Declarations”) in support of Confirmation of the Plan;

n.

filed, on November 5, 2018, a modified version of the Plan [Docket No. 105] and the Notice of Filing of Redline of Debtors’ Joint Prepackaged Plan of Reorganization (As Modified) Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 110];

o.

filed, on December 12, 2018, a further modified version of the Plan [Docket No. 238] and the Notice of Filing of Redline of Debtors’ Joint Prepackaged Plan of Reorganization (As Modified) Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 239]; and

p.	operated their businesses and managed their properties during these chapter 11 cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Court having:

a.	entered, on November 13, 2018, the Scheduling Order;

b.

set December 20, 2018, at 1:30 p.m. (prevailing Central Time), as the date and time for the Confirmation Hearing, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code, as set forth in the Scheduling Order;

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c.

taken notice of the Plan, the Disclosure Statement, the Scheduling Motion, the Plan Supplement, the Confirmation Brief, the Declarations, the Voting Reports, the Confirmation Hearing Notice, the Affidavits, and all filed pleadings, exhibits, statements, and comments regarding approval of the Disclosure Statement and Confirmation, including all objections, statements, and reservations of rights;

d.	held the Confirmation Hearing;

e.

heard the statements and arguments made by counsel with respect to the approval of the requested in the Scheduling Motion, including the approval of the Solicitation Procedures and the Confirmation Schedule;

f.	heard the statements and arguments made by counsel in respect of approval of the Disclosure Statement and Confirmation;

g.	considered all oral representations, testimony, documents, filings, and other evidence regarding approval of the Disclosure Statement and Confirmation; and

h.	taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in these chapter 11 cases.

NOW, THEREFORE, it appearing to the Court that notice of the Confirmation Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation having been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of approval of the Disclosure Statement and Confirmation and other evidence presented at the Confirmation Hearing establish just cause for the relief granted herein;

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and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.	Jurisdiction, Venue, and Core Proceeding.

2. The Court has jurisdiction over these chapter 11 cases pursuant to section 1334 of title 28 of the United States Code. The Court has exclusive jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code. Approval of the Disclosure Statement, including associated solicitation procedures, and Confirmation of the Plan are core proceedings within the meaning of section 157(b)(2) of title 28 of the United States Code.

C.	Eligibility for Relief.

3. The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of these Chapter 11 Cases.

4. On the Petition Date, each of the Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code. In accordance with the Order Directing Joint Administration of Chapter 11 Cases [Docket No. 18], these chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015. Since the

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Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these chapter 11 cases. No statutory committee of unsecured creditors or equity security holders has been appointed pursuant to section 1102 of the Bankruptcy Code in these chapter 11 cases.

E.	Marketing Process.

5. After the commencement of these chapter 11 cases, the Debtors engaged in further marketing efforts and related processes supplemental to the prepetition marketing of the Debtors and/or their assets. Including this postpetition competitive marketing process, the Debtors’ marketing efforts in totality: (i) afforded potential interested parties a full, fair, and reasonable opportunity to submit their highest or otherwise best offer to purchase, or make a restructuring proposal regarding, the Debtors’ assets or businesses; (ii) established a bid deadline of December 17, 2018; and (iii) provided potential interested parties, upon request, sufficient information to enable them to make an informed judgment on whether to make a proposal regarding the Debtors’ assets or businesses. Notwithstanding the Debtors’ marketing efforts, no potential interested parties made or submitted any viable or actionable offer or proposal regarding the Debtors’ assets or businesses.

F.	Burden of Proof—Confirmation of the Plan.

6. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

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G.	Notice.

7. As evidenced by the Affidavits and the Final Voting Report, the Debtors provided due, adequate, and sufficient notice of the Plan, the Disclosure Statement, the Confirmation Hearing Notice, the Plan Supplement, and all of the other materials distributed by the Debtors in connection with the Confirmation in compliance with the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas, and the procedures set forth in the Scheduling Order. The Debtors provided due, adequate, and sufficient notice of the Plan Objection Deadline, the Confirmation Hearing, and any applicable bar dates and hearings described in the Scheduling Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Scheduling Order. No other or further notice is or shall be required.

H.	Disclosure Statement.

8. The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The filing of the Disclosure Statement with the clerk of the Court satisfied Bankruptcy Rule 3016(b).

I.	Ballots.

9. The Classes of Claims and Interests entitled under the Plan to vote to accept or reject the Plan (the “Voting Classes”) are set forth below:

Class	Designation
3	Hedge Party Claims
4	Statutory Lien Claims
5	Term Loan Claims
6	Second Lien Notes Claims

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10. The ballots the Debtors used to solicit votes to accept or reject the Plan from holders in the Voting Classes adequately addressed the particular needs of these chapter 11 cases and were appropriate for holders in the Voting Classes to vote to accept or reject the Plan.

J.	Solicitation.

11. As described in the Final Voting Report, the solicitation of votes on the Plan complied with the solicitation procedures set forth in the Scheduling Motion (the “Solicitation Procedures”), was appropriate and satisfactory based upon the circumstances of these chapter 11 cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations, including the Securities Act.

12. As described in the Final Voting Report and the Declarations, as applicable, prior to the Petition Date, the Plan, the Disclosure Statement, and the ballots (collectively, the “Solicitation Packages”), and, following the Petition Date, the Confirmation Hearing Notice, were transmitted and served, including to all holders in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, the Scheduling Order, and any applicable nonbankruptcy law. Transmission and service of the Solicitation Packages and the Confirmation Hearing Notice were timely, adequate, and sufficient under the facts and circumstances of these chapter 11 cases. No further notice is required.

13. As set forth in the Final Voting Report, the Solicitation Packages were distributed to holders in the Voting Classes that held a Claim or Interest as of October 26, 2018 (the date specified in such documents for the purpose of the solicitation). The establishment and notice of the Voting Record Date were reasonable and sufficient.

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14. The period during which the Debtors solicited acceptances or rejections to the Plan was a reasonable and sufficient period of time for holders in the Voting Class to make an informed decision to accept or reject the Plan. Even so, the Debtors will include all ballots received after the Voting Deadline in the final tabulation of votes.

15. Under section 1126(f) of the Bankruptcy Code, holders of Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), and Class 7 (General Unsecured Claims) (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan. Also, the Debtors were not required to solicit votes from the holders, if any, of Claims and Interests in Class 10 (Existing Preferred Interests), and Class 11 Existing (Common Interests and Subordinated Securities Claims), which were deemed to reject the Plan (collectively, the “Deemed Rejecting Classes”). Holders of Claims and Interests in Class 8 (Intercompany Claims), and Class 9 (Interests in Debtors other than Gastar) are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either event, are not entitled to vote to accept or reject the Plan. Nevertheless, the Debtors served holders of all non-voting Claims and Interests with the Confirmation Hearing Notice.

K.	Voting.

16. As evidenced by the Voting Reports, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement, and any applicable nonbankruptcy law, rule, or regulation.

L.	Plan Supplement.

17. The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents are good and proper in accordance with the

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Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules, and no other or further notice is required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date. All parties were provided due, adequate, and sufficient notice of the Plan Supplement.

M.	Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

18. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

(i)	Proper Classification—Sections 1122 and 1123.

19. The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into 11 Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

(ii)	Specified Unimpaired Classes—Section 1123(a)(2).

20. The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims, as applicable, in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Designation
1	Other Secured Claims
2	Other Priority Claims
7	General Unsecured Claims

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21. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Professional Fee Claims, DIP Claims, and Priority Tax Claims will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan.

(iii)	Specified Treatment of Impaired Classes—Section 1123(a)(3).

22. The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Designation
3	Hedge Party Claims
4	Statutory Lien Claims
5	Term Loan Claims
6	Second Lien Notes Claims

(iv)	No Discrimination—Section 1123(a)(4).

23. The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest.

(v)	Adequate Means for Plan Implementation—Section 1123(a)(5).

24. The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Article IV and elsewhere in the Plan, and in the exhibits and attachments to the Plan, the Plan Supplement, and the Disclosure Statement, provide, in detail, adequate and proper means for the Plan’s implementation, including regarding: (a) the general settlement of Claims

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and Interests; (b) authorization of the Debtors and/or Reorganized Debtors’ to take all actions necessary to effectuate the Plan, including those actions necessary to effect the Restructuring Transactions, including, without limitation, any restructuring transaction steps set forth in the Plan Supplement, as the same may be modified or amended from time to time prior to the Effective Date; (c) the Definitive Documentation in a form and substance reasonably acceptable to the Debtors and the Consenting Parties; (d) the adoption of the New Organizational Documents; (e) the funding and sources of consideration for the Plan distributions; (f) the unimpaired of holders of working and similar interests; (g) authorization of the adoption and implementation of the Management Incentive Plan; (h) Gastar’s continued existence as a separate corporate entity and conversion to a limited liability company; (i) the vesting of assets in the Reorganized Debtors; (j) cancellation of existing securities and agreements; (k) the authorization and approval of the First Lien Exit Facility, the Hedge Party Secured Notes, and the Parent Exit Facility and entry into any agreements related to the same as set forth in the Plan or the Plan Supplement; (l) the dissolution of Northwest Property Ventures LLC; (m) the authorization and approval of corporate actions under the Plan and consistent with the RSA and the Hedge Party RSA; (n) the appointment of a New Board; and (o) the effectuation and implementation of documents and further transactions.

(vi)	Voting Power of Equity Securities—Section 1123(a)(6).

25. The Debtors are exempt from the requirements of section 1123(a)(6) of the Bankruptcy Code because the Reorganized Debtors are not corporations.

(vii)	Directors and Officers—Section 1123(a)(7).

26. The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. The selection of the New Board and the officers, directors, and/or managers of each of the Reorganized Debtors will be determined in accordance with the New Organizational Documents, which is consistent with the interests of all holders of Claims and Interests, and public policy.

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(viii)	Impairment / Unimpairment of Classes—Section 1123(b)(1).

27. The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves unimpaired each Class of Claims and Interests.

(ix)	Assumption—Section 1123(b)(2).

28. The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases, and the payment of Cures, if any, related thereto, not previously assumed, assumed and assigned, or rejected during these chapter 11 cases under section 365 of the Bankruptcy Code. The assumption of Executory Contracts and Unexpired Leases may include the assignment of certain of such contracts to Affiliates.

(x)	Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).

29. The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. In accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions, settlements, and other benefits provided under the Plan, except as stated otherwise in the Plan, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, subordination, and other legal rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The compromise and settlement of such Claims and Interests embodied in the Plan and reinstatement and unimpairment of other Classes identified in the Plan are in the best interests of the Debtors, the Estates, and all holders of Claims and Interests, and are fair, equitable, and reasonable.

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30. Article VIII.C of the Plan describes certain releases granted by the Debtors (the “Debtor Releases”). The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases. The Debtor Releases are a necessary and integral element of the Plan, and are fair, reasonable, and in the best interests of the Debtors, the Estates, and holders of Claims and Interests. Also, the Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims released by Article VIII.A of the Plan; (c) given, and made, after due notice and opportunity for hearing; and (d) a bar to any of the Debtors asserting any Claim or Cause of Action released by Article VIII.A of the Plan. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, with respect to the Debtor Release, the Debtor Releases as against parties named in clause (r) of the definition of Released Parties contained in the Plan, who were not active participants in these chapter 11 cases, shall be effective only to the extent ratified by the New Board.

31. Article VIII.D of the Plan describes certain releases granted by the Releasing Parties (the “Third-Party Release”). The Third-Party Release provides finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. The Confirmation Hearing Notice sent to holders of Claims and Interests and published in the Wall Street Journal (National Edition) on November 20, 2018, and the ballots sent to all holders of Claims and Interests entitled to vote on the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Release. Such release is a necessary and integral element of the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and all holders of Claims and Interests. Also, the Third-Party Release is: (a) in exchange for the good and valuable consideration provided by the

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Released Parties; (b) a good faith settlement and compromise of the claims released by the Third-Party Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

32. The exculpation, described in Article VIII.E of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is appropriately limited in scope. Without limiting anything in the Exculpation, each Exculpated Party has participated in these chapter 11 cases in good faith and is appropriately released and exculpated from any obligation, Cause of Action, or liability for any prepetition or postpetition act taken or omitted to be taken in connection with, relating to, or arising out of the Debtors’ restructuring efforts, the RSA, these chapter 11 cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement or the Plan or any contract, instrument, release, or other agreement or document created or entered into, in connection with, or pursuant to the RSA, the Disclosure Statement or the Plan, the filing of these chapter 11 cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan. The Exculpation, including its carve-out for actual fraud, willful misconduct, and gross negligence, is consistent with established practice in this jurisdiction and others.

33. The injunction provision set forth in Article VIII.F of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Release, and the Exculpation, and is narrowly tailored to achieve this purpose.

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34. Article IV.S of the Plan appropriately provides that the Reorganized Debtors will retain, and may enforce, all rights to commence and pursue, as appropriate, any and all Causes of Action except for Causes of Action that have been expressly waived, settled, or otherwise released as provided in Article VIII of the Plan, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and holders of Claims and Interests.

35. The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VIII.D of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and holders of Claims and Interests.

(xi)	Additional Plan Provisions—Section 1123(b)(6).

36. The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

N.	Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).

37. The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a.	is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

b.	has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

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c.

complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Local Rules, any applicable nonbankruptcy law, rule and regulation, the Scheduling Order, and all other applicable law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

O.	Plan Proposed in Good Faith—Section 1129(a)(3).

38. The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of these chapter 11 cases, the Plan, the RSA, the Hedge Party RSA, the process leading to Confirmation, including the overwhelming support of holders of Claims and Interests for the Plan, and the transactions to be implemented pursuant thereto. These chapter 11 cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from bankruptcy with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources.

P.	Payment for Services or Costs and Expenses—Section 1129(a)(4).

39. The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with these chapter 11 cases, or in connection with the Plan and incident to these chapter 11 cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

Q.	Directors, Officers, and Insiders—Section 1129(a)(5).

40. The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. Article IV.L of the Plan,

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R.	No Rate Changes—Section 1129(a)(6).

41. Section 1129(a)(6) of the Bankruptcy Code is not applicable to these chapter 11 cases. The identities of or process for appointment of the Reorganized Debtors’ directors and officers proposed to serve after the Effective Date were disclosed in the Plan Supplement.

S.	Best Interest of Creditors—Section 1129(a)(7).

42. The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis described in the Baggett Declaration and the other evidence related thereto in support of the Plan that was proffered or adduced in the Declarations or at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that holders of Allowed Claims and Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code.

T.	Acceptance by Certain Classes—Section 1129(a)(8).

43. The Plan does not satisfy the requirements of section 1129(a)(8) of the Bankruptcy Code. Classes 1, 2, and 7 constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes, Classes 3, 4, 5, and 6 have voted to accept the Plan. Holders of Claims and Interests in Classes 8 and 9 are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either event, are not entitled to vote to accept or reject the Plan. However, holders of Claims or Interests in Classes 10 and 11, if any, receive no recovery on account of their Claims or Interests pursuant to the Plan and are deemed to have rejected the Plan. Notwithstanding the foregoing, the Plan is confirmable because it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

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U.	Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

44. The treatment of Administrative Claims, DIP Facility Claims, Professional Fee Claims, and Priority Tax Claims, under Article II of the Plan, and of Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

V.	Acceptance by At Least One Impaired Class—Section 1129(a)(10).

45. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Reports, the Classes 3 and 4, each of which is impaired, voted to accept the Plan by the requisite numbers and amounts of Claims and Interests, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.

W.	Feasibility—Section 1129(a)(11).

46. The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The financial projections attached to the Disclosure Statement and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at, or prior to, or in the Declarations filed in connection with, the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

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X.	Payment of Fees—Section 1129(a)(12).

47. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article XII.C of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a).

Y.	Continuation of Employee Benefits—Section 1129(a)(13).

48. The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article IV.Q of the Plan provides that from and after the Effective Date, the payment of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, will continue in accordance with applicable law.

Z.	Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).

49. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these chapter 11 cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

AA.	“Cram Down” Requirements—Section 1129(b).

50. The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that the Deemed Rejecting Classes have been deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable and meets the requirements that (a) no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest and (b) no Holder of a Claim in a Class

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senior to such Classes is receiving more than 100% on account of its Claim. Accordingly, the Plan is fair and equitable to all holders of Claims and Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated creditors will receive substantially similar treatment on account of their Claims and Interests irrespective of Class. Section 1129(b) does not apply to the Hedge Party Claims, Statutory Lien Claims, Term Loan Claims, or the Second Lien Notes Claims because the holders of such Claims and Interests have voted to accept the Plan in sufficient number and in sufficient amount to constitute an accepting class under the Bankruptcy Code.

BB.	Only One Plan—Section 1129(c).

51. The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in each of these chapter 11 cases.

CC.	Principal Purpose of the Plan—Section 1129(d).

52. The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

DD.	Good Faith Solicitation—Section 1125(e).

53. The Debtors, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of Securities offered and sold under the Plan and any previous plan.

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EE.	Satisfaction of Confirmation Requirements.

54. Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

FF.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date.

55. Each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan.

GG.	Implementation.

56. All documents necessary to implement the Plan and all other relevant and necessary documents (including the Plan Supplement (but excluding the New Organizational Documents), the Disclosure Statement, the DIP Orders, the DIP Loan Documents, the First Lien Exit Facility Documents, the Secured Party Secured Note Documents, the Parent Exit Facility Documents, and each of the New Organization Documents) have been negotiated in good faith and at arm’s length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal or state law.

HH.	Disclosure of Facts.

57. The Debtors have disclosed all material facts regarding the Plan, including with respect to consummation of the Restructuring Transactions, and the fact that each applicable Debtor will emerge from its chapter 11 case as a validly existing limited liability company, partnership, or other form, as applicable, with separate assets, liabilities, and obligations.

II.	Good Faith.

58. The Debtors, the Released Parties, and the Releasing Parties have been and will be acting in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed by this Confirmation Order to reorganize the Debtors’ businesses and effect the Restructuring Transactions.

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ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

1. Disclosure Statement. The Disclosure Statement is approved in all respects.

2. Ballots. The forms of ballots attached to the Scheduling Motion annexed as Exhibits 3, 4, 5, and 6 to Exhibit A, are approved.

3. Solicitation Procedures. The Solicitation Procedures utilized by the Debtors for distribution of the Solicitation Packages, as set forth in the Scheduling Motion in soliciting acceptances and rejections of the Plan satisfy the requirements of the Bankruptcy Code and the Bankruptcy Rules and are approved.

4. Tabulation Procedures. The procedures used for tabulations of votes to accept or reject the Plan as set forth in the Scheduling Motion, the Voting Reports, and the ballots are approved. Additionally, the Debtors are authorized to include all ballots received after the Voting Deadline in the final tabulation of votes.

5. Confirmation Schedule. The Confirmation Schedule as set forth in the Scheduling Order is approved in all respects.

6. Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

7. Objections. All objections and all reservations of rights pertaining to Confirmation or approval of the Disclosure Statement that have not been withdrawn, waived, or settled are overruled on the merits.

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8. Plan Modifications. Subsequent to filing the Plan on October 31, 2018, the Debtors made certain technical modifications to the Plan (the “Plan Modifications”). The Plan Modifications comply with the requirements under the RSA and do not materially adversely affect the treatment of any Claim or Interest under the Plan. After giving effect to the Plan Modifications, the Plan continues to satisfy the requirements of sections 1122 and 1123 of the Bankruptcy Code. The filing with the Court on November 5, 2018 and December 12, 2018, of the Plan Modifications and the disclosure of the Plan Modifications on the record at the Confirmation Hearing constitute due and sufficient notice thereof. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

9. Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan as modified by the Plan Modifications. No holder of a Claim or Interest shall be permitted to change its vote as a consequence of the Plan Modifications.

10. No Action Required. Under the provisions of the Delaware General Corporation Law, including section 303 thereof, and the comparable provisions of the Delaware Limited Liability Company Act, and the Texas Business Organizations Code, including section 101.606 thereof, and section 1142(b) of the Bankruptcy Code, no action of the respective directors, equity holders, managers, or members of the Debtors is required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the

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Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Plan Supplement, the RSA, the Hedge Party RSA, and the New Organizational Documents, and the appointment and election of the members of the New Board and the officers, directors, and/or managers of each of the Reorganized Debtors.

11. Binding Effect. Upon the occurrence of the Effective Date, the terms of the Plan are immediately effective and enforceable and deemed binding on the Debtors, the Reorganized Debtors, and any and all holders of Claims or Interests (regardless of whether such holders of Claims or Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

12. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, this Confirmation Order, or in any agreement, instrument, or other document incorporated in the Plan (including the RSA, the Hedge Party RSA, and the New Organizational Documents), on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

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13. Effectiveness of All Actions. All actions contemplated by the Plan, including all actions in connection with the RSA, the Hedge Party RSA, the New Organizational Documents and the Plan, as the same may be modified from time to time prior to the Effective Date (including, without limitation, any restructuring transaction steps set forth in one or more exhibits to the Plan Supplement), are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by the unanimous action, consent, approval and vote each of such officers, directors, managers, members, or equity holders.

14. Restructuring Transactions. The Debtors or Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the RSA, the Hedge Party RSA, the New Organizational Documents and/or the Plan, as the same may be modified from time to time prior to the Effective Date (including, without limitation, any restructuring transaction steps set forth in one or more exhibits to the Plan Supplement), and may take any actions as may be necessary or appropriate to effect one or more corporate or other organizational restructurings of their respective businesses or a corporate or other organizational restructuring of the overall corporate or organizational structure of the Reorganized Debtors and their affiliates, as and to the extent provided for or contemplated in the Plan, the New Organizational Documents and/or the Plan Supplement. Any transfers of assets or equity interests effected or any obligations incurred through the Restructuring Transactions (including, without limitation, as and to the extent provided for or contemplated in the Plan, the New Organizational Documents and/or the Plan Supplement)

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are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise provided in the Plan, each Reorganized Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed. The Debtors are authorized to take any and all steps necessary to convert Gastar’s corporate form to a limited liability company, as set forth in the Plan and/or Plan Supplement. The Debtors or Reorganized Debtors, as applicable, are also authorized to take any and all actions necessary to dissolve Northwest Property Ventures LLC, as set forth in the Plan and/or Plan Supplement.

15. Cancellation of Notes, Instruments, Certificates, and Other Documents. On the Effective Date, except as otherwise provided herein or in the Plan, all notes, instruments, Certificates, and other instruments or documents, directly or indirectly, evidencing any Claim or Interest shall be deemed cancelled and the obligations of the Debtors or Reorganized Debtors thereunder or in any way related thereto shall be discharged.

16. Distributions. The procedures governing distributions contained in Article VI of the Plan shall be, and hereby are, approved in their entirety.

17. Claims Register. Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest without any further notice to or action, order, or approval of the Court, and the Clerk is directed to adjust or expunge such Claims in the Claims Register, as applicable.

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18. Preservation of Rights of Action. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, as set forth in the Plan. The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, the Debtors’ failure to list any Causes of Action in the Disclosure Statement, the Plan, the Plan Supplement, or otherwise in no way limits the rights of the Reorganized Debtors as set forth above. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan or this Confirmation Order.

19. Subordination. Except as otherwise expressly provided in the Plan, this Confirmation Order, and any other order of the Court: (a) the classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise; (b) all subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently; and (c) the distributions under the Plan to the holders of Allowed Claims and Interests will not be subject to payment of a beneficiary of such subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

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20. Release of Liens. Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, including the RSA, the Hedge Party RSA, or any other document executed in connection therewith, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, except to the extent any such mortgages, deeds of trust, Liens, pledges, or other security interests are deemed to remain outstanding for the purpose of securing the First Lien Exit Facility and/or the Hedge Party Secured Notes pursuant to the transactions set forth in the Plan and/or the Plan Supplement, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Without limiting the foregoing, to the extent that any holder of a Secured Claim that has been satisfied or discharged pursuant to the Plan, or any agent for such holder, has filed or recorded any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or any such agent for such holder) shall be authorized to and shall execute such documents as may be reasonably requested by the Debtors or any of the Reorganized Debtors, at the sole expense of the Debtors or the Reorganized Debtors, as applicable, that are necessary to cancel and/or extinguish such Liens and/or security interests.

21. Exit Facility. On the Effective Date, the Reorganized Debtors shall enter into the First Lien Exit Facility and Parent Exit Facility, or such other exit credit facility in place of the First Lien Exit Facility or Parent Exit Facility as determined by and acceptable to the Debtors and

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the Consenting Parties (collectively, the “Exit Facility”), the terms of which will be set forth in the applicable documentation included in the Plan Supplement. Confirmation of the Plan shall be deemed (a) approval of the Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors, as applicable, in connection therewith), and (b) authorization for the Debtors or the Reorganized Debtors, as applicable, to, without further notice to or order of the Court, (i) execute and deliver those documents necessary or appropriate to obtain the Exit Facility, (ii) act or take action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as (A) the Debtors, with the consent of the Consenting Parties or (B) Reorganized Debtors (the foregoing (A) or (B) as applicable), may deem to be necessary to consummate the Exit Facility, (iii) grant the Liens on and security interests in all assets of each Reorganized Debtor securing such Reorganized Debtors’ indebtedness liabilities and obligations under the First Lien Exit Facility, and (iv) and pay of all fees, indemnities, and expenses contemplated by the Exit Facility. On the Effective Date, all of the Liens and security interests to be granted in accordance with the First Lien Exit Facility (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the First Lien Exit Facility Documents, (c) shall be deemed perfected on the Effective Date automatically, without the necessity of filing or recording any financing statement, assignment, pledge, notice of lien or any similar document or instrument or taking any action (including taking possession of any such collateral), but the First Lien Exit Facility administrative agent, in its discretion, shall be authorized to make any such recording or filing or to take any such action, and in such event the Reorganized Debtors shall cooperate with and assist the First Lien Exit Facility administrative

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agent, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

22. Hedge Party Secured Notes. On the Effective Date, the Reorganized Debtors shall enter into the Hedge Party Secured Notes. To the extent applicable, Confirmation of the Plan shall be deemed (a) approval of the Hedge Party Secured Notes (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors, as applicable, in connection therewith), and (b) authorization for the Debtors or the Reorganized Debtors, as applicable, to, without further notice to or order of the Court, to (i) execute and deliver those documents necessary or appropriate to obtain the Hedge Party Secured Notes, (ii) act or take action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors (or Reorganized Debtors, as applicable), the Hedge Parties and the Consenting Parties, may deem to be necessary to consummate the Hedge Party Secured Notes, (iii) grant the Liens on and security interests in all assets of each Reorganized Debtor securing such Reorganized Debtors’ indebtedness liabilities and obligations under each Hedge Party Secured Note, and (iv) and pay of all fees, indemnities, and expenses contemplated by the Hedge Party Secured Notes. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Hedge Party Secured Notes (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Hedge Party Secured Note Documents, (c) shall be deemed perfected on the Effective Date automatically, without the necessity of filing or recording any financing statement, assignment, pledge, notice of lien or any similar document or instrument or

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taking any action (including taking possession of any such collateral), but each Hedge Party, in its discretion, shall be authorized to make any such recording or filing or to take any such action, and in such event the Reorganized Debtors shall cooperate with and assist such Hedge Party, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

23. New Organizational Documents. The terms of the New Organizational Documents are approved in all respects. The obligations of the applicable Reorganized Debtors related thereto, will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Debtors or Reorganized Debtors, as applicable, enforceable in accordance with their terms and not in contravention of any state or federal law. On the Effective Date, without any further action by the Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into the New Organizational Documents and all related documents, to which such Reorganized Debtor is contemplated to be a party on the Effective Date. In addition, on the Effective Date, without any further action by the Court or the directors, officers or equity holders of any of the Reorganized Debtors, each applicable Reorganized Debtor will be and is authorized to: (a) execute, deliver, file, and record any other contracts, assignments, certificates, instruments, agreements, guaranties, or other documents executed or delivered in connection with the New Organizational Documents and/or the Plan (including, without limitation, the Plan Supplement); (b) perform all of its obligations under the New Organizational Documents and/or the Plan (including, without limitation, the Plan Supplement); and (c) take all such other actions as any of the responsible officers of such Reorganized Debtor may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the New Organizational Documents and/or the Plan (including, without limitation, the Plan Supplement).

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24. Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.

25. Assumption of Contracts and Leases. On the Effective Date, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, under section 365 of the Bankruptcy Code and the payment of Cures, if any, shall be paid in accordance with Article V.C. of the Plan. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. Each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Article V.C of the Plan shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including

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defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to this Confirmation Order, and for which any Cure has been fully paid pursuant to Article V.C of the Plan shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

26. Indemnification. All indemnification provisions, consistent with applicable law, currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall be reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Effective Date.

27. Authorization to Consummate. The Debtors are authorized to consummate the Plan after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan.

28. Professional Compensation. All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be filed no later than 45 days after the Effective Date. The Court shall determine the Allowed amounts

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of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Court Allows, including from the Professional Fee Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Amount on the Effective Date. No funds in the Professional Fee Escrow Account shall be property of the Estates. Any funds remaining in the Professional Fee Escrow Account after all Allowed Professional Claims have been paid will be turned over to the Reorganized Debtors. From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Court.

29. Release, Exculpation, Discharge, and Injunction Provisions. The following release, exculpation, discharge, and injunction provisions set forth in Article VIII of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all parties and Entities to the extent provided therein.

a.	Discharge of Claims and Termination of Interests.

30. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the

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Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

b.	Releases by the Debtors.

31. Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocable and forever, released and discharged by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, including any derivative claims, asserted on

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behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ capital structure, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between the Debtors, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Definitive Documentation, the RSA or Hedge Party RSA or the related prepetition transactions, the Disclosure Statement, the DIP Facility, the First Lien Exit Facility, the Hedge Party Secured Notes, the Parent Exit Facility, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Hedge Party RSA, the Disclosure Statement, the DIP Credit Agreement, or the Plan, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for any Causes of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or fraud grounded in deliberate recklessness. Notwithstanding

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anything contained herein to the contrary, the foregoing release does not release (i) any post-Effective Date obligations of any party or entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the First Lien Exit Facility Documents, the Hedge Party Secured Note Documents, and the Parent Exit Facility Documents or (ii) any Causes of Action identified in the Schedule of Retained Causes of Action.

c.	Releases by Holders of Claims and Interests.

32. Except as otherwise expressly set forth in this Plan or the Confirmation Order, on and after of the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Releasing Party hereby releases and discharges, and is deemed to have released and discharged, conclusively, absolutely, unconditionally, irrevocably and forever, each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise (including any derivative claims, asserted on behalf of the Debtors) that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between the Debtors, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Definitive Documentation, RSA or Hedge Party RSA or the related prepetition transactions, the Disclosure Statement, the DIP Facility, the First Lien Exit Facility, the Hedge Party Secured Notes, the Parent Exit Facility, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transaction, contract, instrument,

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release, or other agreement or document relating to any of the foregoing created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for any Causes of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or fraud grounded in deliberate recklessness. Notwithstanding anything contained herein to the contrary, the foregoing release does not release (i) any Post-Effective Date obligations of any party or entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the First Lien Exit Facility Documents, the Hedge Party Secured Note Documents, the Parent Exit Facility Documents or any Claim or obligation arising under the Plan or (ii) any Causes of Action identified in the Schedule of Retained Causes of Action.

d.	Exculpation.

33. Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA and related prepetition transactions, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release or

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other agreement or document created or entered into in connection with the Plan, the Plan Supplement, the Definitive Documentation, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything contained herein to the contrary, the foregoing exculpation does not release any Causes of Action identified in the Schedule of Retained Causes of Action.

e.	Injunction.

34. Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action, suit or other proceeding of any kind on account of or in connection

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with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan or under any document, instrument or agreement (including those included in the Plan Supplement) executed to implement the Plan from bringing an action to enforce the terms of the Plan or such document, instrument or agreement (including those included in the Plan Supplement) executed to implement the Plan.

35. Compliance with Tax Requirements. Each holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution.

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Any party making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or distributing party for payment of any such tax obligations. The Debtors or Reorganized Debtors, and the Disbursing Agent, as applicable, are authorized to take all actions necessary or appropriate to comply with applicable withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. Except as otherwise provided in the Plan, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, accrued through the Effective Date.

36. Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, including the Restructuring Transactions, and this Confirmation Order.

37. Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan, the DIP Orders, or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Court that is in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.

38. Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent (and subject to such other consents and consultation rights set forth in the Plan) in accordance with the terms set forth in the Plan; and (c) nonseverable and mutually dependent.

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39. Post-Confirmation Modifications. Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan (subject to any applicable consents or consultation rights set forth therein), the RSA, and the Hedge Party RSA. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors expressly reserve their respective rights to revoke or withdraw, or to alter, amend, or modify materially the Plan with respect to such Debtor, one or more times after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X.A of the Plan.

40. Applicable Nonbankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

41. Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the Office of the U.S. Trustee is permanently waived as to any such list, schedule, or statement not filed as of the Confirmation Date.

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42. Waiver of Section 341 Meeting of Creditors or Equity Holders; Waiver of Schedules and Statements. Any requirement under section 341(e) for the U.S. Trustee to convene a meeting of creditors or equity holders is permanently waived as of the Confirmation Date. Any requirement for the U.S. Trustee to hold the initial debtor interview is permanently waived as of the Confirmation Date. Any requirement for the Debtors to files schedules of assets and liabilities and statements of financial affairs is permanently waived as of the Confirmation Date.

43. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

44. Exemption from Registration Requirements. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the Reorganized Holdco Interests as contemplated by the Plan, shall be exempt from the registration requirements of section 5 of the Securities Act and any other applicable U.S. state securities laws, as applicable, provided that with respect to any “underwriter” (pursuant to the provisions of section 1145(b)(1) of the Bankruptcy Code), such offering, issuance and distribution was exempt from the registration requirements of section 5 of the Securities Act and any other applicable U.S. state securities laws pursuant to section 4(a)(2) under the Securities Act and similar exemptions under U.S. state securities laws.

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In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan, shall be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any other applicable regulatory approval.

45. Provisions Regarding Texas Raw ET AL. Notwithstanding anything to the contrary in the Plan, Disclosure Statement, or this Confirmation Order, the rights, claims, causes of action, and/or remedies asserted by Texas Raw Oil & Gas, Inc., Gold Star Energy, LLC and Oljeinvest, LLC, plaintiffs in the Amended Petition (“Texas Raw ET AL”) in Case No. CJ-2018-85 pending in the District Court in and for Kingfisher County (“Oklahoma Case”) shall be unimpaired under, and shall survive, Confirmation of the Plan, as it may be further amended or modified. Additionally, nothing in the Plan or Confirmation Order releases any Entity other than the Debtors, the Reorganized Debtors, or their Estates from any claim or Cause of Action of Texas Raw ET AL. On and after the Effective Date, and subject to the occurrence of the Effective Date: (a) Texas Raw ET AL shall not be subject to or prevented by the injunction set forth in paragraph F in Article VIII of the Plan, or the automatic stay under 11 U.S.C. § 362(a), from pursuing their rights, claims, causes of action and/or remedies set forth in the Amended Petition in the Oklahoma Case, or other court of competent jurisdiction; and (b) the Reorganized Debtors shall not assert in any proceeding that the Plan or Confirmation of the Plan, or any discharge granted under 11 U.S.C. § 1141, affects the rights, claims, causes of action, and/or remedies of Texas Raw ET AL asserted in the Amended Petition in the Oklahoma Case. All rights, claims, causes of action, and/or remedies of the Reorganized Debtors in connection with the Oklahoma Case are reserved as well.

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46. Provisions Regarding Bromiley Oil, LLC. Nothing contained in the Plan or this Confirmation Order, including, but not limited to, any discharge or release provisions or any cure amount listed or asserted by the Debtors, shall alter or impact any rights or claims of Bromiley Oil, LLC under its existing agreements with Debtors, including, but not limited to, rights or claims asserted against the Debtors in Bromiley Oil, LLC v. Gastar Exploration Inc., Case No. CJ-2018-77 currently pending in the District Court of Kingfisher County, Oklahoma (the “Bromiley Litigation”). Each of the Debtors’ and Bromiley Oil, LLC’s rights under any existing agreements are expressly reserved, including, but not limited to, their respective rights in relation to the Bromiley Litigation. Upon the Effective Date of the Plan, the automatic stay shall be terminated with respect to the Bromiley Litigation and the parties may proceed with adjudicating and liquidating their respective claims in the Bromiley Litigation and recovering any judgment obtained therein. Nothing in the Plan or Confirmation Order releases any Entity other than the Debtors, the Reorganized Debtors, or their Estates from any claim or Cause of Action of Bromiley Oil, LLC, with any such claim or Cause of Action of Bromiley Oil, LLC against the Debtors, Reorganized Debtors, or their estates being treated in accordance with the terms of the Plan and this paragraph.

47. Provisions Regarding Eagle Natrium. Nothing contained in the Plan or this Confirmation Order, including, but not limited to, any discharge or release provisions, shall alter or impact any rights or claims of Eagle Natrium LLC asserted against the Debtors or Reorganized Debtors in Eagle Natrium LLC v. Gastar Exploration USA, Inc., Case No. GD 14-007208 currently pending in the Court of Common Pleas of Allegheny County, Pennsylvania (the “Eagle Natrium

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Litigation”) and each of the Debtors’ or Reorganized Debtors’ and Eagle Natrium LLC’s rights in relation to the Eagle Natrium Litigation are fully preserved. Upon the Effective Date of the Plan: (a) the automatic stay shall be terminated with respect to the Eagle Natrium Litigation nunc pro tunc to the commencement of Debtors’ Bankruptcy Case; (b) any discharge injunction shall be lifted and shall not prevent the Eagle Natrium Litigation from proceeding to a conclusion in a final, non-appealable judgment or settlement; and (c) the parties may proceed with adjudicating and liquidating their respective claims in the Eagle Natrium Litigation and recovering any judgment obtained therein, with any claim or Cause of Action arising in the Eagle Natrium Litigation, including without limitation, rights of setoff and recoupment, being preserved and required to be treated and paid in accordance with the terms of the Plan as modified by this paragraph. Notwithstanding any Plan provisions to the contrary, prior to the later to occur of (i) the Effective Date, and (ii) thirty (30) days following the entry of a final, non-appealable judgment in, or settlement of, the Eagle Natrium Litigation, Eagle Natrium LLC will not need to file (a) a proof of claim, or (b) a notice of, or a motion for an order preserving, its rights of setoff or recoupment, or take any other action in this case to preserve its rights of recovery on any judgment or settlement obtained in the Eagle Natrium Litigation.

48. Provisions Regarding Certain Governmental Units. Notwithstanding any provision contained in the Plan, any Plan Supplement, other Plan related documents or this Confirmation Order to the contrary, nothing in the Plan, any Plan Supplement, other Plan related documents or this Confirmation Order shall discharge, release, impair, or otherwise preclude (1) any liability to any Governmental Unit that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code, (2) any liability to any Governmental Unit on the part of any Entity other than the Debtors or Reorganized Debtors, (3) any valid right of setoff or recoupment of any

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Governmental Unit against any of the Debtors or Reorganized Debtors; or (4) any liability of the Debtors or Reorganized Debtors under police or regulatory statutes or regulations to any Governmental Unit, including but not limited to any liabilities Debtors or Reorganized Debtors have as the owner, lessor, lessee, or operator of property that such entity owns, operates, or leases on, before, and/or after the Confirmation Date. Nor shall anything in this Confirmation Order, the Plan, or any Plan Supplement: (1) enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in this paragraph, (2) divest any court, commission, or tribunal of jurisdiction from resolving any matters relating to the liabilities and/or claims set forth in this paragraph, or (3) confer in the Bankruptcy Court jurisdiction over any matter as to which it would not have jurisdiction under 28 U.S.C. § 1334. Nor shall anything in this Confirmation Order, the Plan, or any Plan Supplement release any Entity other than the Debtors, the Reorganized Debtors, or their Estates from any claim or Cause of Action of any Governmental Unit, with any such claim or Cause of Action of any Governmental Unit against the Debtors, Reorganized Debtors, or their estates being treated in accordance with the terms of the Plan and this paragraph. For the avoidance of doubt, (a) the term Governmental Unit shall include federally-recognized Indian tribes, and (b) the United States is excluded from the definition of “Releasing Party” under the Plan.

49. Notwithstanding any provision contained in the Plan, any Plan Supplement, other Plan related documents or this Confirmation Order to the contrary, any assumption, sale, assignment and/or transfer of any interests in contracts, leases, covenants, operating rights agreements, rights-of-use and easements, and rights-of-way or other interests or agreements (a) with the federal government; (b) involving (i) federal land or minerals or (ii) lands or minerals held in trust for federally-recognized Indian tribes or Indian individuals (collectively, “Indian

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Landowners”); or (c) held by such Indian Landowners in fee with federal restriction on alienation (collectively, the “Federal Leases”), to or by any Entity other than the Debtors or the Reorganized Debtors will be ineffective with respect thereto absent the consent of the United States and any applicable Indian Landowner. Nothing in this Confirmation Order, the Plan, or an Plan Supplement shall alter the Debtors’ and Reorganized Debtors’ obligations to comply with all applicable bankruptcy and non-bankruptcy law with respect to the Federal Leases, and nothing in this Confirmation Order, the Plan, or any Plan Supplement shall otherwise affect any decommissioning obligations and financial assurance requirements under the Federal Leases, as provided for under any applicable nonbankruptcy law and the Federal Leases that must be met by the Debtors, the Reorganized Debtors, and/or their successors and assigns going forward. Moreover, nothing in this Confirmation Order, the Plan, or any Plan Supplement shall be interpreted to require the United States and/or any applicable Indian Landowner to novate, approve, or otherwise consent to the assumption, sale, assignment, and/or transfer of any interest in the Federal Leases to any Entity other than the Debtors or the Reorganized Debtors. For the avoidance of doubt: (a) the Debtors or Reorganized Debtors must pay all existing defaults under any assumed Federal Lease, including, without limitation, any outstanding rents or royalties, plus any accrued and unpaid interest lawfully chargeable thereon; (b) in order to obtain the consent of the United States and/or any applicable Indian Landowner to the sale, assumption, assignment, and/or transfer of any interest in a Federal Lease to any Entity other than the Debtors or the Reorganized Debtors, all existing defaults under such Federal Lease, including, without limitation, any outstanding rents or royalties known to date, plus any accrued and unpaid interest lawfully chargeable thereon must be paid; and (c) nothing in this Confirmation Order, the Plan, or Plan Supplement shall be interpreted to set a Cure amount for the Federal Leases.

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50. Notwithstanding any other provision herein the DOI will retain, and have, the right to audit and/or perform any compliance review related to the Federal Leases and, if appropriate to collect from the Debtors or their successors and assigns (including the Reorganized Debtors, if applicable) under applicable federal regulations any additional monies owed by the Debtors that accrued prior to the assumption, transfer or assignment of the Federal Leases without those rights being adversely affected by these Chapter 11 Cases. The Debtors, and their successors and assigns (including the Reorganized Debtors, if applicable) will retain all defenses and/or rights under applicable nonbankruptcy law to challenge any such determination; provided, however, that any such challenge, including any challenge associated with this bankruptcy proceeding, must be raised in the appropriate nonbankruptcy forum, including the United States’ administrative review process leading to a final agency determination. The audit and/or compliance review period shall remain open for the full statute of limitations period to the extent applicable to the Federal Leases under nonbankruptcy law.

51. Nothing in the Plan, any Plan Supplement, Plan related document or this Confirmation Order is intended to and shall not be construed to bar any Governmental Unit from pursuing any police or regulatory action, against anyone.

52. Provisions Regarding Harris County. For the avoidance of doubt, Harris County, Texas shall retain its statutory liens securing its pre-petition tax claim until such time as the claim is paid in full.

53. Notices of Confirmation and Effective Date. The Reorganized Debtors shall serve notice of entry of this Confirmation Order in accordance with Bankruptcy Rules 2002 and 3020(c) on all holders of Claims and Interests and the Core Notice Parties within ten Business Days after the date of entry of this Confirmation Order. As soon as reasonably practicable after

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the Effective Date, the Reorganized Debtors shall file notice of the Effective Date and shall serve a copy of the same on the above-referenced parties. The above-referenced notices are adequate under the particular circumstances of these chapter 11 cases and no other or further notice is necessary.

54. Failure of Consummation. If the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Interests, or Causes of Action, (ii) prejudice in any manner the rights of any Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

55. Termination of the RSA. On the Effective Date, the RSA shall terminate automatically without any further required action or notice on the Effective Date.

56. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

57. Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

58. References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not

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diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

59. Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

60. Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.

61. Final Order. This Confirmation Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.

62. Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these chapter 11 cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the New Organizational Documents, the First Lien Exit Facility and any documents related thereto, the Hedge Party Secured Notes and any documents related thereto, and the Parent Exit Facility and any documents related thereto, shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto.

63. Provisions Regarding Mr. Howard McDonald. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, Mr. Howard McDonald, and only Mr. Howard McDonald, who made a telephonic appearance during the Confirmation Hearing, shall receive his

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pro rata share of the $150,000 settlement amount for the Holders of Existing Preferred Interests unless on or before the date that is 14 days from the date of entry of this Order Mr. McDonald elects to take his pro rata share of the New Preferred Warrants that would have been issued under the original Plan filed on the Petition Date.

Signed: December 21, 2018

/s/ Marvin Isgur
Marvin Isgur
United States Bankruptcy Judge

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